Exhibit 10.1

SENIOR SECURITIES PURCHASE AGREEMENT

THIS SENIOR SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of December 19, 2025, by and between Celularity Inc., a Delaware corporation (and together with all of its current and future, direct and/or indirect, wholly owned and/or partially owned Subsidiaries, collectively, the “Company”), Philip & Daniele Barach Family Trust (the “Initial Purchaser”) and the other persons and entities (individually, a “Purchaser” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto as Schedule I (the “Schedule of Purchasers”).

RECITALS

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below), and/or Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act (as defined below).

B. The Purchasers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Securities (as defined herein), all in the amounts and for the price set forth on Schedule 1 hereto.

C. The Company has agreed to secure performance of its obligations under this Agreement by pledging to the Purchaser, or an agent acting on its behalf, a lien on all of the Company’s existing and future assets.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agrees as follows:

ARTICLE 1
DEFINITIONS

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement or in any supplement, amendment or exhibit hereto, when used herein, the following terms shall have the following meanings:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act, including, among others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies.

(b) “Board Observer Rights Agreement” means the Board Observer Rights Agreement attached hereto as Exhibit E.

(c) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(d) “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the parties’ obligations hereunder have been satisfied or waived, including (i) the Purchaser’s obligations to pay the Purchase Price, and (ii) the Company’s obligations to deliver the Securities.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Collateral” shall have the meaning ascribed to such term as set forth in the Security Agreement.

(g) “Common Stock” means (i) the Company’s Class A common stock, par value $0.0001 per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(i) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(j) “Control Agreement” means any tri-party agreement entered into among the Company, as depositor, the Purchaser, as secured party, and the applicable bank or securities intermediary, as depository, pursuant to which the Purchaser perfects its security interest in the cash or financial assets held in an account in the name of the Company with such securities intermediary.

(k) “Convertible Notes” means those notes issued pursuant to that certain Convertible Note Purchase Agreement dated as of the date hereof by and between the Company and the purchasers party thereto.

(l) “Dollar(s)” and “$” means lawful money of the United States.

(m) “Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

(n) “Event of Default” shall have the meaning set forth in the Note.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Exempted Securities” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, services providers, advisors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the thirty (30) days after the date of this Agreement, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities to be issued by the Company pursuant to the October 2025 Purchase Agreement and (e) the Convertible Notes including the warrants issued in connection with such notes, including shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the warrants.

(q) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

(r) “Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (but excluding trade payables incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the Purchaser under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (h) all obligations for any earn-out consideration, (i) the liquidation value of preferred capital stock of such Person, (j) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above, (k) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (l) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (a)-(k) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

(s) Liens” or “liens” means a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

(t) “Liabilities” means all direct or indirect liabilities, Indebtedness and obligations of any kind of Company to the Purchaser, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, pursuant to the Note, this Agreement and/or any of the other Transaction Documents, all accrued but unpaid interest on the Note, the principal, any letter of credit, any standby letter of credit, and/or outside attorneys’ and paralegals’ fees or charges relating to the preparation of the Transaction Documents and the enforcement of the Purchaser’s rights, remedies and powers under this Agreement, the Note and/or the other Transaction Documents.

(u) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of the Company, (b) the validity or enforceability of this Agreement or any of the other Transaction Documents, (c) the rights or remedies of the Purchaser hereunder or thereunder, or (d) the ability of the Company to perform its obligations under any Transaction Document.

(v) “Maximum Amount” means $8,400,000.

(w) “Note” means the Senior Secured Non-convertible Promissory Note that is owned by the Purchaser, which, subject to the terms and conditions set forth in this Agreement, shall be purchased from the Company pursuant to this Agreement, and any and all Note(s) issued in exchange, transfer or replacement of the Note(s); the form of the Note is annexed hereto as Exhibit A.

(x) “October 2025 Purchase Agreement” means that certain Securities Purchase Agreement dated as of October 24, 2025 by and between the Company and the purchaser listed on the signature page thereto.

(y) “Participation Obligations” means those obligations of the Company to issue Securities pursuant to (i) Section 4.7 of the October 2025 Purchase Agreement and (ii) Section 4.13 of that certain Securities Purchase Agreement dated as of July 14, 2025 by and between the Company and the other parties thereto.

(z) “Permitted Indebtedness” means (a) the indebtedness evidenced by the Note, (b) the indebtedness of the Company outstanding as of the date of this Agreement as set forth on Schedule 3.1(n) hereto, (c) lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets in the ordinary course of business, (d) indebtedness related to any settlements by and between the Company and Sequence Life Science Inc., (e) indebtedness outstanding under the October 2025 Purchase Agreement, and (f) the indebtedness evidenced by the Convertible Notes.

(aa) “Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness thereunder; (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (e) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (f) any Liens in favor of the Purchaser; (g) any Liens in favor of the investor pursuant to the transaction documents (identified in the October 2025 Purchase Agreement) , (h) Liens from the sale of 170 Park Avenue, Florham Park NJ (the “Building Sale”) in favor of Sequence Life Science Inc. and (i) Liens created in support of the Company’s obligations under the Convertible Notes.

(bb) “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

(cc) “Principal Market” means the principal Trading Market on which the Common Stock is listed or quoted for trading on the date in question.

(dd) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(ee) “Purchase Price” shall have the meaning as set forth on Schedule 1 next to the heading “Purchase Price,” in United States Dollars.

(ff) “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Purchaser as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Registration Rights Agreement, which Registration Rights Agreement is annexed hereto as Exhibit B.

(gg) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Warrant Shares issuable upon exercise of the Warrant as provided for in the Registration Rights Agreement.

(hh) “Requisite Holders” means Purchasers then holding more than 50% of the aggregate (i) face amount of the Senior Notes outstanding at any time prior to the exercise of any conversion or exchange or (ii) value of all Securities outstanding after such conversion or exchange of the Senior Notes.

(ii) “SEC” or “Commission” means the United States Securities and Exchange Commission.

(jj) “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

(kk) “Securities” means the Note and the Warrant purchased pursuant to this Agreement and all Warrant Shares and any securities of the Company issued to the Purchaser in replacement, substitution and/or in connection with any exchange, conversion, exercise and/or any other transaction involving all or any of such securities of the Company.

(ll) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(mm) “Security Agreement” means the Security Agreement, dated on or about the date hereof, by and among the Company, the Subsidiaries of the Company, and the Initial Purchaser, as agent, as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security Agreement which Security Agreement is annexed hereto as Exhibit C.

(nn) “Senior Note(s)” means collectively, all Notes issued under this Agreement and all other Senior Secured Non-Convertible Promissory Notes issued by the Company to other holders under one or more Senior Securities Purchase Agreements which are to be treated pari passu with the Notes.

(oo) “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(pp) “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Notes purchased hereunder as specified next to such Purchaser’s name on Schedule 1 hereto under the heading “Purchase Price,” in United States dollars and in immediately available funds.

(qq) “Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. All of the Company’s Subsidiaries are set forth on Schedule 3.1(a) hereto.

(rr) “Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad-valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(ss) “Tax Return” means any federal, state, local and foreign tax return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

(tt) “Taxing Authority” means the U.S. Internal Revenue Service and any other governmental authority responsible for the administration of any Tax.

(uu) “Trading Day” means a day on which the principal Trading Market is open for trading.

(vv) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any market or quotation service of the OTC Markets Group (or any successors to any of the foregoing).

(ww) “Transaction Documents” means, collectively, this Agreement, the Note, the Warrant, the Registration Rights Agreement, the Security Agreement, the Board Observer Rights Agreement, any Control Agreements, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable or similar laws, rules or regulations) in favor of the Purchaser as secured party perfecting all Liens the Purchaser has on the Collateral (which security interests and Liens of the Purchaser shall be senior to all Indebtedness of the Company, except to the transaction documents identified in the October 2025 Purchase Agreement, any Control Agreement or similar agreement, and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(xx) “Transfer Agent” means Continental Stock Transfer & Trust Company the current transfer agent of the Company, with an address of One State Street Plaza, 30th Floor New York, New York 10004, and any successor transfer agent of the Company.

(yy) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Purchaser’s Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(zz) “Warrants” means, the Common Stock purchase warrants delivered to the Purchasers on in accordance with Article 2 hereof, which Warrants shall be exercisable pursuant to their terms at an exercise price of $2.00 per share of Common Stock in the form of Exhibit D attached hereto.

(aaa) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

1.2 Other Definitional Provisions.

(a) Use of Defined Terms. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Transaction Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) Accounting Terms. As used herein and in the other Transaction Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company at “fair value”, as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

(c) Construction. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) UCC Terms. Terms used in this Agreement that are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

ARTICLE 2
PURCHASE AND SALE

2.1 Closing.

(a) Initial Closing. On the date hereof (the “Initial Closing Date”), time being of the essence, subject to the satisfaction of the other conditions set forth in Section 2.3 and upon the terms and subject to the conditions set forth herein, the first closing of the transactions contemplated hereby (the “First Closing”) the Initial Purchaser shall provide to the Company the Senior Secured Loan in consideration for a Note and Warrants in such amounts as indicated on Schedule 1 hereto. The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to its Subscription Amount on the Initial Closing Date, and the Company shall deliver to the Purchaser such Note and the Warrants on the Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place by delivery of the documents to be delivered at the Closing by facsimile or other electronic transmission, as mutually agreed by the parties.

(b) Subsequent Sales of Notes. At one or more times on or before June 19, 2026, the Company may sell pursuant to this Agreement to one or more additional Purchasers (the “Participation Purchasers”) Notes and Warrants in an aggregate amount up to the balance of the Maximum Offering sufficient to satisfy the Company’s Participation Obligations. All such sales made at any additional closings (each, a “Participation Closing”) shall be made on the terms and conditions set forth in this Agreement and (i) the representations and warranties of the Company set forth in Section 3 hereof shall speak as of the Initial Closing and the Company shall have no obligation to update any disclosure related thereto, and (ii) the representations and warranties of the Participation Purchasers in Section 4 hereof shall be deemed made as of the date of such Participation Closing. This Agreement, including without limitation, the Schedule of Purchasers, may be amended by the Company without the consent of Purchasers to include any Participation Purchasers upon the execution by such Participation Purchasers of a counterpart signature page hereto. Any Notes sold pursuant to this Section 2.1(b) shall be deemed to be “Notes,” for all purposes under this Agreement and any Participation Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) in the case of the Initial Closing, the Security Agreement, duly executed by the Company;

(iii) a Note registered in the name of the Purchaser with such principal amount as set forth on Schedule 1, duly executed by the Company;

(iv) a Warrant registered in the name of the Purchaser to purchase up to the number of shares of Common Stock set forth on Schedule 1 (representing 34,984.5286 Warrants for each $100,000 of aggregate principal amount of Senior Notes), duly executed by the Company;

(v) in the case of the Initial Closing, the Registration Rights Agreement duly executed by the Company;

(vi) in the case of the Initial Closing, the Board Observer Rights Agreement, duly executed by the Company; and

(vii) such other documents, instruments, opinions or certificates relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

(b) On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser or Participation Purchaser, as applicable;

(ii) the Purchase Price subject to the closing by wire transfer;

(iii) the Registration Rights Agreement (or, in the case of a Participation Purchaser, a joinder thereto) duly executed by the Purchaser; and

(iv) in the case of the Initial Closing, the Board Observer Rights Agreement, duly executed by the Initial Purchaser.

2.3 Conditions to Purchase the Securities. Subject to the terms and conditions of this Agreement, including the provisions of Section 2.1(b), the Purchaser will at the Closing purchase from the Company the Securities in the amounts and for the Purchase Price as set forth on Schedule 1, provided the following:

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Closing of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the date of the Closing shall have been performed;

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or other federal, state, local or other governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) the Company shall have obtained all governmental, regulatory and third party consents and approvals, if any, necessary for the entry into the Transaction Documents and the sale of the Securities; and(vii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or other federal, state, local or other governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

2.4 Purchase Price and Payment of the Purchase Price for the Securities. The Purchase Price for the Securities to be purchased by the Purchaser on the Closing Date shall be as set forth on Schedule 1 and shall be paid on the Closing Date by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions, against delivery of the Securities.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES; OTHER ITEMS

3.1 Representation and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules (but in no event shall qualify any indemnity obligation of the Company hereunder), the Company (which for purposes of this Section 3.1 means the Company on its own behalf and on behalf of all of its Subsidiaries) represents and warrants to the Purchaser that on the Closing Date (unless as of a specific date set forth below):

(a) Organization and Qualification. The Company and each of the direct and indirect Subsidiaries of the Company listed on Schedule 3.1(a), which comprise all of the Subsidiaries of the Company, is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing in the states required due to (i) the ownership or lease of real or personal property for use in the operation of the Company’s business or (ii) the nature of the business conducted by the Company, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). All of the Subsidiaries and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens except Permitted Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Authority. The Company and each of the Subsidiaries has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each of the Subsidiaries and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Board of Directors and the applicable governing body of each Subsidiary and no further filing (other than a Form D with the SEC and any other filings as may be required by any state securities agencies, a Form 8-K and application regarding the listing of additional shares), consent, or authorization is required by the Company, the Board of Directors or the Company’s stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(c). As of the date hereof, the Company has reserved from its duly authorized capital stock 2,518,917 shares of Common Stock for issuance of the Warrant Shares. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in SEC Documents and/or in Schedule 3.1(c), hereof: (i) none of the Company’s or any Subsidiary’s share capital is subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional share capital of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries; (iii) except for the existing Indebtedness of the Company and all other debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) other than with respect to the current Indebtedness of the Company or any of its Subsidiaries, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, except as listed on Schedule 3.1(c); (vi) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a material adverse effect on the Company’s business, operations or financial condition.

(d) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing (other than a Form 8-K, the Registration Rights Agreement and the applicable notification regarding the listing of additional shares) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than a Form 8-K and the applicable notification regarding the listing of additional shares) and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Closing Date and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. As of the date of this Agreement, other than as set forth on Schedule 3.1(d), the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

 (e) Conflicts; Non-Contravention; No Violations. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) result in a violation of the certificate of incorporation or other organizational documents of the Company or any of its Subsidiaries, any share capital of the Company or any of its subsidiaries or bylaws of the Company or any of its Subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(f) Taxes Related to the Securities. On each date the Company issues Securities to the Purchaser, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(g) SEC Documents; Financial Statements. The Company has, during the preceding 12 months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). There is no event, pending event or threatened event that could result in the Company not filing with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such filings.

(h) No Material Non-Public Information. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the Transaction Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the Company after reasonable inquiry, all disclosures provided to the Purchaser regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i) Valid Issuance of Warrant Shares. The issuance of each of the Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement and the Warrant, as applicable, will be validly issued, fully paid and non-assessable and free and clear of all Liens and rights of refusal of any kind. The issuance of the Warrant is duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Certain Fees. Except as set forth in Section 5.1 , no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(k) Acknowledgement of Dilution. The Company acknowledges and agrees that (i) the issuance of the Warrant Shares pursuant to this Agreement may have a dilutive effect, which may be substantial, (ii) neither the Company nor any of the Company’s Subsidiaries has or will provide the Purchaser with any material non-public information regarding the Company or its securities, and (iii) the Purchaser has no obligation of confidentiality to the Company and may sell any of the Purchaser’s Warrants or Warrant Shares issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.

(l) Status of the Purchaser. The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (i) the Purchaser is acting solely in an arm’s length capacity, (ii) the Purchaser does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (iii) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Purchaser, (iv) the Purchaser has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (v) any statement made by the Purchaser or any of the Purchaser’s representatives, agents or attorneys is not advice or a recommendation to the Company.

(m) Listing and Maintenance Requirements; Principal Market Regulation.

The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as disclosed on Schedule 3.1(m), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(n) Shell Company Status. The Company is not an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(o) No Nasdaq Inquiries; Delisting. Except as disclosed in SEC Documents, the Company has not, in the 12 months preceding the date of this Agreement, received notice from any national securities exchange or automated quotation system on which the shares of Common Stock are listed or designated for quotation to the effect that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system.

(p) SEC and Nasdaq Matters. The Company’s Common Stock is listed on the Principal Market (or traded on other exchange or market reasonably acceptable to the Purchaser). No suspension of trading of the Company’s Common Stock is in effect.

(q) DTC Eligibility. The Company, through its Transfer Agent, currently participates in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) Program and utilizes DTC’s Deposit/Withdrawal at Custodian (“DWAC”) service, and the shares of Common Stock may be issued and transferred electronically to third parties via DTC’s DWAC service. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the shares of Common Stock, or electronic trading or settlement services with respect to the shares of Common Stock are being imposed or are contemplated by DTC.

(r) No Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, or other similar antitakeover provision under the Company’s certificate of incorporation, bylaws or other organizational documents of the Company, as currently in effect, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Securities hereunder and the Purchaser’s ownership of such Securities, together with all other securities now or hereafter owned or acquired by the Purchaser. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Warrant Shares or a change in control of the Company or any of its Subsidiaries. Until the earlier of the time that the Purchaser no longer beneficially owns any Warrant Shares, the Board of Directors shall not adopt any anti-takeover provision, including without limitation any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock, that would limit the ability of Purchaser to acquire or hold Warrant Shares in accordance with this Agreement, without the Purchaser’s written consent.

(s) Blue Sky Matters. The Company shall take such action as the Purchaser shall reasonably determine is necessary in order to qualify the Securities issuable to the Purchaser hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Purchaser hereunder and for resale by the Purchaser to the public (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of such Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such Securities to the Purchaser.

(t) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as set forth in Schedule 3.1(t), or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(u) No Defaults. Except as disclosed in SEC Documents and/or in Schedule 3.1(u) hereof, the Company is not in a default under, or has given to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party.

(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except as disclosed in Schedule 3.1(v) or where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Tax Matters.

(i) All Tax Returns required to be filed by or on behalf of the Company have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. All Taxes payable by or on behalf of the Company (whether or not shown on any Tax Return) have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the GAAP Financial Statements and in its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company. The Company has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, equity owner or other third party and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Legal Requirements.

(ii) The Company has not (i) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (ii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter. The Company is not a foreign person within the meaning of Sections 7701(a)(1) and 7701(a)(5) of the Code. The Company has never been a shareholder of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes. The Company is not a party to any Tax allocation or Tax sharing agreement nor has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Legal Requirement), as a transferee or successor, by contract, or otherwise.

(iii) The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that obligates it to make any payments that are not deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code.

(x) Indebtedness and Other Contracts. Except as set forth on Schedule 3.1(x), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the Company’s business, operations or financial condition.

(y) Absence of Certain Changes. Other than as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(y), “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(z) No Undisclosed Events, Liabilities, Developments or Circumstances. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Documents, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as set forth on Schedule 3.1(z), the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(z), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(aa) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the transactions contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(bb) General Solicitation. None of the Company, any of its Affiliates or any person acting on behalf of the Company or such Affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(cc) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to the Employee Retirement Income Security Act of 1974, taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(dd) Regulatory Permits. The Company and the Subsidiaries possess all approvals, certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(ee) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as set forth on Schedule 3.1(ee) and except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, or where the failure of a lease to be enforceable would not result in a Material Adverse Effect.

(ff) Intellectual Property.

(i) The term “Intellectual Property Rights” includes:

(A) the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

(B) all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents”);

(C) all copyrights in both unpublished works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

(D) all rights in mask works of the Company and each Subsidiary; and

(E) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blueprints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii) Agreements. Except as set forth on Schedule 3.1(ff), there are no outstanding and, to the Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii) Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, except as set forth on Schedule 3.1(ff), free and clear of all Liens, charges, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv) Patents. The Company is the owner of, or has acquired the right and maintains the right to use, all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Tranche Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s knowledge except as set forth in Schedule 3.1(ff): (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v) Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and except as set forth on Schedule 3.1(ff) are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date hereof. Except as set forth in Schedule 3.1(y), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) Copyrights. The Company is the owner of all rights, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing. To the Company’s knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii) Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute and exclusive right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company, except as disclosed on Schedule 3.1(ff). No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(gg) Stock Option Plans. Each stock option granted by the Company under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(hh) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ii) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(jj) No Integrated Transaction. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of the Principal Market on which any of the securities of the Company are listed or designated.

(kk) Intentionally Omitted.

(ll) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, except as set forth in the SEC Documents: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded.

(mm) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Subscription Amount, except as set forth on Schedule 3.1(mm). Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(nn) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

(oo) Intentionally Omitted.

(pp) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(qq) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(rr) Accountants and Lawyers. The Company’s independent registered public accounting firm is set forth on Schedule 3.1(rr). To the knowledge and belief of the Company, such accounting firm: (i) is an independent registered public accounting firm and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ended December 31, 2024. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ss) Intentionally Omitted.

(tt) Promotional Stock Activities. To the knowledge of the Company, neither the Company, its officers, its directors, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the SEC alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(uu) No “Off-balance Sheet Arrangements.” Other than as set forth in Schedule 3.1(uu), neither the Company nor any of its Affiliates is involved in any “Off-balance Sheet Arrangements”. For purposes hereof an “Off-balance Sheet Arrangement” means any transaction or contract to which an entity unconsolidated with the Company or any of its Affiliates is a party and under which either the Company or any such Affiliate has: (i) any obligation under a guarantee contract pursuant to which the Company or any of its Affiliates could be required to make payments to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets; (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company of any of its Affiliates; and (iv) any liability or obligation of the same nature as those described in clauses (i) through (iii) of this sentence even if of a different name (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company or any of its Affiliates’ financial statements.

(vv) Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

3.2 Representation and Warranties of the Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions and Confidentiality. Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if such Purchaser is a multi-managed investment vehicle, whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At a Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are then registered for resale on a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c) Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) when they have been sold while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144 and a sale or transfer will be taking place prior to the Company’s next periodic report becomes due under the Exchange Act or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date or at such time as such legend is no longer required under this Section 4.1(c) if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser. If any portion of the Warrant is exercised at a time when there is an effective registration statement to cover any sale of the Warrant Shares, or if such Warrant Shares have been sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions provided the conditions of Rule 144(i)(2) have been satisfied and a sale of such shares will be taking place prior to the Company’s next annual or quarterly report becoming due under its reporting obligations under the Exchange Act or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) five (5) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of certificate(s) representing the Warrant Shares, as applicable, issued with a restrictive legend (such Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to a Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing the Underlying Shares, as applicable, issued with a restrictive legend.

(d) In lieu of delivering physical certificates representing the unlegended shares, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and such Purchaser is not obligated to return such certificate for the placement of a legend thereon and provided it is commercially reasonable for the Company to do so, the Company shall cause its transfer agent to electronically transmit the unlegended shares by crediting the account of such Purchaser’s prime broker with The Depository Trust Company through its DWAC system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the DWAC system and such Securities are Warrant Shares. Such delivery must be made on or before the Legend Removal Date.

(e) In the event a Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, the Company may not refuse to deliver unlegended shares based on any claim that the Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Purchaser in the amount of the greater of (i) 100% of the amount of the aggregate stated value of the Warrant Shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent such Purchaser obtains judgment in Purchaser’s favor. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Requisite Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

4.2. Furnishing of Information. As long as a Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of a Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. For as long as a Purchaser owns Warrant Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to such Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for such Purchaser to sell the Warrants Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4. Securities Laws Disclosure; Publicity. The Company shall timely file a Current Report on Form 8-K (the “Form 8-K”) as required by this Agreement, and may issue a press release, in each case reasonably acceptable to the Requisite Holders, disclosing the material terms of the transactions contemplated hereby. The Company and the Requisite Holders shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of any Purchaser, or without the prior consent of the Requisite Holders, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or the rules and regulations of the Principal Market, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Purchaser, except (i) as contained in the Form 8-K and press release described above, (ii) as required by federal securities law in connection with any registration statement under which the securities are registered, (iii) to the extent such disclosure is required by law or the rules and regulations of the Principal Market, in which case the Company shall provide Purchaser with prior notice of such disclosure, or (iv) to the extent such disclosure is required in any filing made with the SEC filed by the Company.

4.5 Most Favored Nation Status. From the date hereof through the date that no Notes are outstanding, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of Common Stock) with any individual or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable to such Other Investor than the rights and benefits established in favor of the Purchaser by the Notes and the other Transaction Documents, unless, in any such case, the (i) the Company shall notify the Purchasers of such additional or more favorable term within five (5) Business Days of the issuance of the respective security, and (ii) such term, at each Purchaser’s option, shall become a part of the Transaction Documents with the Company (regardless of whether the Company complied with the notification provision of this Section 4.5). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing redemption features, rights of first refusal, dividends and conversion lookback periods.

4.6. Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.7 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Purchaser without any Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8. Access to Information. At all times during which the Notes are outstanding, the Company shall permit representatives and independent contractors of the Requisite Holders to visit and inspect any of its properties, to examine its organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors and officers, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably requested.

4.9. Indemnification of Purchaser. Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any registration statement filed by the Company, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.10. Merger; Consolidation; Asset Sales. The Company shall not merge, dissolve, liquidate, consolidate with or into another person, or sell, transfer, license, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except for the sale of all or a portion of the assets related to the Company’s biomaterials business, without the prior written consent of the Requisite Holders.

4.11. Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and on the Closing Date, the Company shall apply to list or quote all of the Warrant Shares on such Trading Market and promptly secure the listing of all of the Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market it will then include in such application all of the Warrant Shares, and will take such other action as is necessary to cause all of the Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on such Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through The Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to The Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12. Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly disclosed in a Current Report on Form 8-K. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in a Current Report on Form 8-K, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly in a Current Report on Form 8-K, (iii) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling Securities which have been issued under the terms of this Agreement or any other Transaction Document, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (iv) no Purchaser shall be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction, (v) each Purchaser may engage in hedging activities, other than Short Sales at various times during the period that the Securities are outstanding, and (vi) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the filing of the Company’s Current Report on Form 8-K. Except as contemplated above, Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

4.13. Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity.

4.14. Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities with the Commission as required under Regulation D, and with the applicable securities regulators in the states in which the Securities were sold, and to provide copies thereof, promptly upon request of the Purchaser. The Company shall take such further action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers on the Closing Dates under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchasers.

4.15. Maintenance of Property. So long as the Notes and Warrants remain outstanding, the Company shall use its commercially reasonable efforts to keep all of its property including, but not limited to, the Collateral, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

4.16. Preservation of Corporate Existence. So long as the Notes and Warrants remain outstanding, the Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified would reasonably be expected to have a Material Adverse Effect.

4.17. DTC Program. At all times that the Securities are outstanding, the Company will employ as the transfer agent for the Common Stock and Warrant Shares a participant in The Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

4.18. Exercise Procedures. The form of Notice of Exercise included in the Warrant sets forth the totality of the procedures required of the Purchaser in order to exercise the Warrant. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise their Warrant. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrant. The Company shall honor exercises of the Warrant and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.19 Right of Participation.

(a) From the date hereof until the closing date of the first issuance after the date hereof by the Company of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to the Subscription Amount (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to each Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to such Purchaser (the “Notice Termination Time”) that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such Notice Termination Time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If, by the Notice Termination Time, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If, by the Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased by a Purchaser participating under this Section 4.19 and (y) the sum of the aggregate Subscription Amounts of Securities purchased by all Purchasers as set forth on Schedule 1 participating under this Section 4.19.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.19, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

(g) The Company and each Purchaser agree that, if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser. In addition, the Company and each Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(h) Notwithstanding anything to the contrary in this Section 4.19 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the offered securities, the Company shall provide such Purchaser with another Subsequent Financing Notice and such Purchaser will again have the right of participation set forth in this Section 4.19. The Company shall not be permitted to deliver more than one such Subsequent Financing Notice to such Purchaser in any sixty (60) day period, except with respect to an amendment or modification of terms and conditions of a Subsequent Financing, which shall be delivered to each Purchaser as a new Subsequent Financing Notice with new time periods commencing in accordance herewith as of the time of delivery of such new Subsequent Financing Notice in accordance herewith.

(i) The restrictions contained in this Section 4.19 shall not apply in connection with any issuance of Exempted Securities.

4.20 Primary Market Compliance. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the parties shall use commercially reasonable efforts to comply with the rules and regulations of the Principal Market, including the listing requirements, and as long as the Common Stock remains listed on the Principal Market the parties shall not enforce any provision of any Transaction Document which does not comply with the rules and regulations of the Principal Market.

4.21 Reservation of Shares. The Company shall initially duly authorize and reserve 2,518,917 shares of Common Stock and thereafter shall have a sufficient number of duly authorized shares of Common Stock to be able to issue the Warrant Shares to the Purchaser.

4.22 Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Warrant Shares upon each trading market and national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (so that all such Warrant Shares may be traded on the foregoing, subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Warrant Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on the Principal Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.22.

4.23 Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to any Tranche Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein.

4.24 Post-Closing Duties. Within 30 days after the date hereof, the Company shall have delivered to the Initial Purchaser any necessary Control Agreements or other instruments or documents required to perfect the security interest in the Collateral described in the Security Agreement.

ARTICLE 5
MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth below and in the Transaction Documents to the contrary, each party shall pay the reasonable, documented fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchasers), filing fees in connection with the registration rights relating to the Warrant Shares, if any, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser. Notwithstanding the foregoing, the Company agrees to pay Lead Investor’s financial advisor, Odeon Capital Group LLC, a cash fee equal to two percent (2%) of principal, and issue Odeon Capital Group LLC five-year warrants to purchase up to 70,000 shares of the Company’s Common Stock at an exercise price of $2.00 per share on the Closing Date.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and by the Requisite Holders or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with accordance with this Section 5.4 shall be binding upon the Purchasers and holder of Securities and the Company.

5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers then holding the outstanding Notes and Warrants. Purchasers may assign any or all of its rights under this Agreement to any Person to whom a Purchaser assigns or transfers any Securities in compliance with the Transaction Documents, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser,” and provided further that (i) such transferee is an “accredited investor” within the meaning of Rule 501 under the Securities Act and (ii) such transferee is not a direct competitor of the Company or any Subsidiary.

5.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.7 Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.8 Survival. The representations and warranties contained herein shall survive each Closing Date and the delivery of the Securities on each Closing Date.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, as long as the essential terms and conditions o for each party remain valid, binding, and enforceable. The parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

5.11 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of the Warrant, such Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Usury. It is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to a Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Senior Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CELULARITY INC.		Address for Notice:

170 Park Avenue, Florham Park, NJ 07932

By:		Email: john.haines@celularity.com
Name:	Robert J. Hariri
Title:	Chief Executive Officer

With a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza, 39th Floor New York, NY 10112 Attn: Jeffrey Fessler, Esq. Email: JFessler@sheppardmullin.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO SENIOR SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: [_________________________]

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: __________________________________

Title of Authorized Signatory: __________________________________

Email Address of Authorized Signatory: __________________________________

Facsimile Number of Authorized Signatory: __________________________________

Address for Notice to Purchaser:

With a copy to (which shall not constitute notice):

Pierson Ferdinand LLP
1650 Market Street, 36th Floor
Philadelphia, PA 19103
Attn: Jay Coogan, Esq.
Email: jay.coogan@pierferd.com

Address for Delivery of Securities to Purchaser (if not same as address for notice):

FEIN Number: __________________________________

SSN Number: __________________________________

EXHIBIT A

Form of Note

EXHIBIT B

Form of Registration Rights Agreement

EXHIBIT C

Form of Security Agreement

EXHIBIT D

Form of Warrant

EXHIBIT E

Form of Board Observer Rights Agreement

Schedule 1

Purchase Price; Securities Purchased

Name of Purchaser	Purchase Price	Aggregate Face Value of Note being Purchased	Number of Warrants to be Issued
Philip & Daniele Barach Family Trust	$7,000,000	$7,000,000	2,448,717

TOTAL	$7,000,000	$7,000,000	2,448,717

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